UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 16, 2018

Hardinge Inc.

(Exact Name of Registrant as Specified in its Charter)

New York	000-15760	16-0470200
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Hardinge Drive

Elmira, New York 14903

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:  (607) 734-2281

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒                                                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐                                                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.                                        Entry into a Material Definitive Agreement.

As previously disclosed, on February 12, 2018, Hardinge Inc., a New York corporation (“Hardinge” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Hardinge Holdings, LLC, a Delaware limited liability company (“Parent”), and Hardinge Merger Sub, Inc., a New York corporation and a direct wholly owned subsidiary of Parent (“Acquisition Sub”), pursuant to which Acquisition Sub would merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.  Parent and Acquisition Sub are beneficially owned by affiliates of Privet Fund Management LLC and Privet Fund LP (collectively, “Privet” or the “Sponsor Entities”).

The Merger Agreement provides, among other things, that at the effective time of the Merger (the “Effective Time”), (1) all vested and unvested options to acquire shares of common stock, par value $0.01, of Hardinge (the “Company Common Stock”) will be cancelled and the holders will be entitled to receive the excess (if any) of $18.50 per share in cash (the “Merger Consideration”) over the exercise price per share for each share of Company Common Stock underlying such options, less applicable withholding taxes, and (2) all vested and unvested stock units and all restricted stock awards of the Company will be cancelled and the holders will be entitled to receive the Merger Consideration in respect of each share of Company Common Stock subject to the award, less applicable withholding taxes. With respect to any performance-vesting stock options and stock units of the Company, performance will be deemed satisfied at closing at the greater of the target level and actual performance.

As previously disclosed in the definitive proxy statement filed by the Company on April 16, 2018, Parent expects to offer certain members of Hardinge management the opportunity to exchange some or all of their outstanding equity awards and/or their common stock in the Company for equity awards and/or equity in Parent and/or to invest additional capital in Parent concurrently with the closing of the Merger, in each case in an amount that is not expected to be material.  However, while this process has begun, Parent and members of management have not yet finalized any such arrangements.

On May 16, 2018, the Company, Parent and Acquisition Sub entered into Amendment No. 1 to the Merger Agreement which amends the provisions of the Merger Agreement addressing the treatment of options to acquire Company Common Stock, stock units and restricted stock awards (collectively, “Hardinge Equity Awards”) to allow for the treatment of the Hardinge Equity Awards held by those certain members of Hardinge management who have been or will be offered the opportunity to agree with Parent or one of its affiliates to receive equity awards in Parent or one of its affiliates at the Effective Time, in lieu of receiving a cash payment in respect of their cancelled Hardinge Equity Awards as described above.  In the event that those certain members of Hardinge management accept such offer from Parent, such members of management would retain a direct or indirect financial interest in the Company following the Effective Time.  As described above, at the Effective Time, all other holders of Hardinge Equity Awards will have their Hardinge Equity Awards cancelled in exchange for the right to receive the cash amounts provided for in the Merger Agreement in respect of such awards.

The foregoing description of the Merger, the Merger Agreement and Amendment No. 1 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement and Amendment No. 1, copies of which are attached as Exhibit 2.1 to the Current Report on Form 8-K filed by Hardinge on February 13, 2018 and Exhibit 2.1 hereto, respectively, and are incorporated herein by reference. Amendment No. 1 has been attached to provide shareholders with information regarding its terms. It is not intended to provide any other factual information about the Company.

Item 9.01.                                        Financial Statements and Exhibits.

(d)              Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description

2.1	Amendment No. 1, dated as of May 16, 2018, to the Agreement and Plan of Merger, dated as of February 12, 2018, by and among Hardinge Inc., Hardinge Holdings, LLC and Hardinge Merger Sub, Inc.

*                                                                                         *                                                                                         *

Important Additional Information and Where to Find It

The Company filed with the Securities and Exchange Commission (“SEC”) a definitive proxy statement of the Company on April 16, 2018. The Company has also filed other documents with the SEC regarding the proposed transaction. SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS THAT HAVE BEEN FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Shareholders can obtain free copies of the proxy statement and other documents containing important information about the Company and Privet through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company are also available free of charge on the Company’s website at www.hardinge.com and clicking on “Investor Relations” or by contacting the Company’s Investor Relations Department at (716) 843-3908.

Participants in the Solicitation

The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in its annual report on Form 10-K, which was filed with the SEC on March 9, 2018. This document can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the proxy statement and other relevant materials that have been filed with the SEC.

Forward Looking Statements

This communication contains forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) that involve risks and uncertainties concerning Hardinge’s expected financial performance and its strategic and operational plans. Such statements are based on management’s current expectations, assumptions, estimates, and projections, as well as information currently available to Hardinge, which involve risks and uncertainties. Any statements that are not statements of historical fact or that are about future events may be deemed to be forward-looking statements. For example, words such as “may,” “will,” “should,” “estimates,” “predicts,” “potential,” “continue,” “strategy,” “believes,” “anticipates,” “plans,” “expects,” “intends,” and similar expressions are intended to identify forward-looking statements. The actual results or outcomes and the timing of certain events may differ significantly from those discussed in any forward-looking statements.

Certain factors could cause actual results to differ from those anticipated in the forward-looking statements in this release, including the possibility that the proposed transaction is delayed or does not close, including due to the failure to receive required shareholder approval, the taking of governmental action (including the passage of legislation) to block the transaction, the failure of Privet to obtain the equity and debt financing or other funds required to finance the transaction, or the failure of other closing conditions, the possibility that the expected financial impacts will not be realized, or will not be realized within the expected time period, including as a result of fluctuations in the machine tool business, the cyclical nature of our markets, changes in general economic conditions in the U.S. or internationally, the mix of products sold and the profit margins thereon, the relative success of our entry into new product and geographic markets, our ability to manage our operating costs and announced cost reduction initiatives, product liability claims, work stoppages or other labor issues, our ability to execute on our previously announced real estate sale and other restructuring activities, actions taken by customers such as order cancellations or reduced bookings by customers or distributors, competitors’ actions such as price discounting or new product introductions, governmental regulations and environmental matters, loss of key management or other personnel, failure of operating equipment or information technology infrastructure, changes in the availability and cost of materials and supplies, the implementation of new technologies and currency fluctuations, and other risks and factors described in our quarterly reports on Form 10-Q, annual reports on Form 10-K, definitive proxy statement and in our other filings with the SEC or in materials incorporated therein by reference.

We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HARDINGE, INC.

Date: May 16, 2018	By:	/s/ B. Christopher DiSantis
	Name:	B. Christopher DiSantis
	Title:	Chairman of the Board of Directors